UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2005, we executed an engagement letter with Kraft Corporate Recovery Services, LLC (“Kraft”) pursuant to which Kraft is to provide certain consulting services to us in connection with various business opportunities. The consulting services to be provided by Kraft include due diligence for potential business combinations and acquisitions. The engagement letter provides for customary fees based on hourly rates established by Kraft from time to time. Kevin Crumbo, a member of our Board of Directors, is a principal and employee of Kraft. Accordingly, this engagement letter was subject to the prior approval of the Audit Committee of our Board of Directors. The Audit Committee approved the engagement letter and the consulting arrangement with Kraft on March 31, 2005. The preceding summary of the engagement letter is qualified by reference to the complete text of the engagement letter, which is filed as Exhibit 10.1 to this Current Report.

On March 31, 2005, we executed a search assignment agreement with Kraft Search Associates, LLC (“Kraft Search”) pursuant to which Kraft Search will assist us in recruiting and negotiating with candidates for our chief financial officer position. The search assignment agreement provides for a professional fee to be paid to Kraft Search equal to 30% of the candidate’s first year compensation. Kraft Search is affiliated with Kraft and, indirectly, with Mr. Crumbo. Accordingly, the search assignment agreement was subject to the prior approval of the Audit Committee of our Board of Directors. The Audit Committee approved the engagement letter and the consulting arrangement with Kraft Search on March 31, 2005. The preceding summary of the engagement letter is qualified by reference to the complete text of the engagement letter, which is filed as Exhibit 10.2 to this Current Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 6, 2005, we engaged Horwath Orenstein LLP (“Horwath”) as our new independent certified public accountants. The re-engagement of Horwath was approved by the Audit Committee of our Board of Directors on April 6, 2005. Horwath served as the independent certified public accountants for the Company for the period from September 2000 to January 24, 2005.

Item 8.01 Other Events.

On April 6, 2005, the Company issued a press release announcing the acquisition of a customer base and certain related assets from Navigata Communications Ltd., a Canadian telecommunications company. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
10.1	Engagement Letter with Kraft Corporate Recovery Services, LLC, dated March 31, 2005.

10.2	Search Assignment Agreement with Kraft Search Associates, LLC, dated March 31, 2005.

99.1	Yak Communications Inc. Press Release dated April 6, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: April 6, 2005	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

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Exhibit Number	Description
10.1	Engagement Letter with Kraft Corporate Recovery Services, LLC, dated March 31, 2005.

10.2	Search Assignment Agreement with Kraft Search Associates, LLC, dated March 31, 2005.

99.1	Yak Communications Inc. Press Release dated April 6, 2005.

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